Exhibit 99.1

Wayfair Inc. Prices Offering of $1.32 Billion Convertible Senior Notes

BOSTON—Wayfair Inc. (NYSE: W) (the “Company,” “we” or “Wayfair”) announced today the pricing of $1.32 billion aggregate principal amount of 0.625% convertible senior notes due 2025 (the “notes”) in a private offering (the “offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering was upsized from the previously announced offering of $1.2 billion aggregate principal amount of notes. In connection with the offering, the Company granted the initial purchasers an option to purchase, within a 13-day period beginning on, and including, the initial issuance date of the notes, up to an additional $198 million aggregate principal amount of notes.

The notes will bear interest at a rate of 0.625% per year, payable semi-annually in arrears on April 1 and October 1 of each year, beginning April 1, 2021. The notes will mature on October 1, 2025, unless earlier redeemed, repurchased or converted in accordance with their terms. Prior to July 1, 2025, the notes will be convertible only upon satisfaction of certain conditions and during certain periods. Thereafter, the notes will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. The Company may not redeem the notes prior to October 4, 2022. On or after October 4, 2022, the Company may redeem for cash all or part of the notes if the last reported sale price of the Company’s Class A common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including at least one of the five trading days immediately preceding the date on which the Company provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption. The redemption price will equal 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

The notes will be convertible at the option of holders, subject to certain conditions and during certain periods, into cash, shares of the Company’s Class A common stock or a combination of cash and shares of the Company’s Class A common stock, with the form of consideration determined at the Company’s election. Holders of the notes will have the right to require the Company to repurchase all or a portion of their notes at 100% of their principal amount, plus any accrued and unpaid interest, upon the occurrence of certain events. The conversion rate will initially be 2.3972 shares of the Company’s Class A common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $417.15 per share of the Company’s Class A common stock). The initial conversion price of the notes represents a premium of approximately 32.5% over the U.S. composite volume weighted average price of the Company’s Class A common stock on Tuesday, August 11, 2020, including the opening and closing trades on such day, which was $314.8312 per share. The sale of the notes is expected to close on August 14, 2020, subject to customary closing conditions.

When issued, the notes will be the Company’s senior unsecured obligations and will rank senior in right of payment to any of the Company’s unsecured indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of the Company’s existing and future unsecured indebtedness that is not so subordinated, such as its 0.375% convertible senior notes due 2022 (the “2022 Notes”), 1.125% convertible senior notes due 2024, 2.50% accreting convertible senior notes due 2025 (the “Existing 2025 Notes”) and 1.00% convertible senior notes due 2026; effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries, including Wayfair LLC’s guarantee of the Existing 2025 Notes.

In connection with the pricing of the notes, the Company entered into privately negotiated capped call transactions with certain of the initial purchasers or their affiliates and certain other financial institutions (the “option counterparties”). These capped call transactions are generally expected to reduce the potential dilution with respect to the Company’s Class A common stock upon any conversion of notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted notes, as the case may be, in the event that the market price of the Company’s Class A common stock is greater than the strike price of the capped call transactions, with such reduction of potential dilution and/or offset of cash payments subject to a cap. The cap price of the capped call transactions will initially be $787.0780 per share, which represents a premium of 150% over the U.S. composite volume weighted average price of the Company’s Class A common stock on Tuesday, August 11, 2020, including the opening and closing trades on such day, and is subject to certain adjustments under the terms of the capped call transactions.

The Company has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to purchase shares of the Company’s Class A common stock and/or enter into various derivative transactions with respect to the Company’s Class A common stock concurrently with, or shortly after, the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of the Company’s Class A common stock or the notes at that time. In addition, the Company expects that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s Class A common stock and/or purchasing or selling the Company’s Class A common stock or other securities of the Company in secondary market transactions from time to time prior to the maturity of the notes (and are likely to do so on each trading day during the observation period relating to any conversion of the notes on or after July 1, 2025 that is not in connection with a redemption, or following our election to terminate any portion of the capped call transactions in connection with any repurchase, redemption, exchange or early conversion of the notes). This activity could also cause or avoid an increase or a decrease in the market price of the Company’s Class A common stock or the notes, which could affect the ability of holders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the number of shares of the Company’s Class A common stock and value of the consideration that holders will receive upon conversion of the notes.

In addition, if any such capped call transaction fails to become effective, whether or not this offering of notes is completed, the option counterparty party thereto may unwind its hedge positions with respect to the Company’s Class A common stock, which could adversely affect the value of the Company’s Class A common stock and, if the notes have been issued, the value of the notes.

The Company estimates that the net proceeds from the offering of notes will be approximately $1,304.6 million (or approximately $1,500.3 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting fees and estimated offering expenses payable by the Company. The Company intends to use approximately $221.8 million of the net proceeds from the offering of notes to pay the cost of the capped call transactions. If the initial purchasers exercise their option to purchase additional notes, the Company expects to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions. In addition, the Company also intends to use approximately $1,040.9 million of the net proceeds from the offering to repurchase for cash approximately $343.4 million in aggregate principal amount of the 2022 Notes as described below. The Company intends to use the remaining net proceeds, if any, from the offering for working capital and general corporate purposes, including, but not limited to, operating and capital expenditures. The Company may also use a portion of such net proceeds to finance acquisitions, strategic transactions, investments, repurchases of the Company’s Class A common stock or the repayment, redemption, purchase or exchange of indebtedness (including its existing convertible notes). While the Company has no specific plans currently, it may also use such net proceeds to mitigate the equity dilution associated with convertible debt through cash purchases to offset a portion of the shares of Class A common stock underlying its existing convertible notes, in open-market purchases, privately negotiated transactions or otherwise upon such terms, at such prices and in such amounts as it may determine based on market conditions, its liquidity requirements, contractual restrictions and other factors, any of which may change, and the amounts involved may be material.

Contemporaneously with the pricing of the notes in the offering, the Company entered into separate and individually negotiated transactions (the “concurrent note repurchases”) with certain holders of the 2022 Notes to repurchase approximately $343.4 million in aggregate principal amount of the 2022 Notes for an aggregate of approximately $1,040.9 million in cash.

The Company expects that certain holders of the 2022 Notes that the Company agreed to repurchase that have hedged their equity price risk with respect to such 2022 Notes (the “hedged holders”) will, concurrently with or shortly after the pricing of the notes, unwind all or part of their hedge positions by buying the Company’s Class A common stock and/or entering into or unwinding various derivative transactions with respect to the Company’s Class A common stock. The amount of the Company’s Class A common stock to be purchased by the hedged holders may be substantial in relation to the historic average daily trading volume of the Company’s Class A common stock. The repurchase of the 2022 Notes and the potential related market activities by holders of the 2022 Notes participating in the concurrent note repurchases could increase (or reduce the size of any decrease in) the market price of the Company’s Class A common stock and may have increased the effective conversion price of the notes. The Company cannot predict the magnitude of such market activity or the overall effect it will have on the price of the notes or the Company’s Class A common stock.

The notes and the Class A common stock issuable upon conversion of the notes, if any, are not being registered under the Securities Act, or the securities laws of any other jurisdiction. The notes and the Class A common stock issuable upon conversion of the notes, if any, may not be offered or sold in the United States except in transactions exempt from, or not subject to, the registration requirements of the Securities Act and any applicable state securities laws.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Wayfair

Wayfair believes everyone should live in a home they love. Through technology and innovation, Wayfair makes it possible for shoppers to quickly and easily find exactly what they want from a selection of more than 18 million items across home furnishings, décor, home improvement, housewares and more. Committed to delighting its customers every step of the way, Wayfair is reinventing the way people shop for their homes - from product discovery to final delivery.

The Wayfair family of sites includes:

•	Wayfair – All things home, all in one place.

•	Joss & Main - Stylish designs to discover daily.

•	AllModern - The best of modern, priced for real life.

•	Birch Lane - Classic home. Comfortable cost.

•	Perigold - The widest-ever selection of luxury home furnishings.

Wayfair generated $11.5 billion in net revenue for the twelve months ended June 30, 2020. Headquartered in Boston, Massachusetts with operations throughout North America and Europe, the Company employs more than 16,200 people.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal and state securities laws. All statements other than statements of historical fact contained in this press release, including, but not limited to, statements regarding: whether we will issue the notes; the anticipated use of the net proceeds of the offering; expectations regarding the effect of the capped call transactions and the repurchase of the 2022 Notes and regarding actions of the option counterparties and their respective affiliates; whether the capped call transactions will become effective; whether the repurchases of the 2022 Notes will close, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions.

Forward-looking statements are based on current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that we have been reasonable in our expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

A list and description of risks, uncertainties and other factors that could cause or contribute to differences in our results can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent filings. We qualify all of our forward-looking statements by these cautionary statements.

Source: Wayfair Inc.

Investor Relations:

Wayfair Inc.

Jane Gelfand

IR@wayfair.com